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               Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 16 to the Registration Statement (Form N-1A) (No. 33-13530) of Lincoln National Global Asset Allocation Fund, Inc. of our report dated February 4, 2000, included in the 1999 Annual Report to shareholders.



Philadelphia, Pennsylvania
April 6, 2000